AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FOURTH and Article SIXTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) duly approved the merger of One Choice 2015 Portfolio into One Choice In Retirement Portfolio and the merger of One Choice 2015 Portfolio R6 into One Choice In Retirement Portfolio R6; (ii) duly established two (2) new series of the Corporation’s authorized but unissued shares, in accordance with Section 2-208(a) of the Maryland General Corporation Law, titled One Choice 2060 Portfolio and One Choice Portfolio R6 (the “New Series”), and (iii) duly approved increasing the number of shares of capital stock that the Corporation has the authority to issue to Four Billion (4,000,000,000) (the “Amendment”).

THIRD: The New Series shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption as set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the New Series.

FOURTH: Immediately prior to the Amendment, the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Amendment, the Corporation has the authority to issue Four Billion (4,000,000,000) shares of capital stock.

FIFTH: The par value of shares of the Corporation’s capital stock before the Amendment was, and after the Amendment is, One Cent ($0.01) per share.

SIXTH: Immediately prior to the Amendment, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Amendment, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Forty Million Dollars ($40,000,000).

SEVENTH: Immediately prior to the Amendment, the duly established classes of shares (each hereinafter referred to as a “Class”) of the twenty five (25) series of stock were as follows:

Series Name	Class
One Choice 2015 Portfolio	Investor
Institutional
A
C
R

Series Name	Class
One Choice 2020 Portfolio	Investor
Institutional
A
C
R

One Choice 2025 Portfolio	Investor
Institutional
A
C
R

One Choice 2030 Portfolio	Investor
Institutional
A
C
R

One Choice 2035 Portfolio	Investor
Institutional
A
C
R

One Choice 2040 Portfolio	Investor
Institutional
A
C
R

One Choice 2045 Portfolio	Investor
Institutional
A
C
R

One Choice 2050 Portfolio	Investor
Institutional
A
C
R

Series Name	Class
One Choice 2055 Portfolio	Investor
Institutional
A
C
R

One Choice In Retirement Portfolio	Investor
Institutional
A
C
R

One Choice Portfolio: Very Conservative	Investor
R

One Choice Portfolio: Conservative	Investor
R

One Choice Portfolio: Moderate	Investor
R

One Choice Portfolio: Aggressive	Investor
R

One Choice Portfolio: Very Aggressive	Investor
R

One Choice 2015 Portfolio R6	R6

One Choice 2020 Portfolio R6	R6

One Choice 2025 Portfolio R6	R6

One Choice 2030 Portfolio R6	R6

One Choice 2035 Portfolio R6	R6

One Choice 2040 Portfolio R6	R6

One Choice 2045 Portfolio R6	R6

One Choice 2050 Portfolio R6	R6

One Choice 2055 Portfolio R6	R6

One Choice In Retirement Portfolio R6	R6

Each class of each such series shall consist, until further changed, of the lesser of (x) 3,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified less the total number of shares then issued and outstanding in all of such series.

SIXTH: Immediately after the Amendment, the duly established classes of shares of the twenty five (25) series of stock were as follows:

Series Name	Class
One Choice 2020 Portfolio	Investor
Institutional
A
C
R

One Choice 2025 Portfolio	Investor
Institutional
A
C
R

One Choice 2030 Portfolio	Investor
Institutional
A
C
R

One Choice 2035 Portfolio	Investor
Institutional
A
C
R

One Choice 2040 Portfolio	Investor
Institutional
A
C
R

One Choice 2045 Portfolio	Investor
Institutional
A
C
R

One Choice 2050 Portfolio	Investor
Institutional
Series Name	Class
A
C
R

One Choice 2055 Portfolio	Investor
Institutional

A
C
R

One Choice 2060 Portfolio	Investor
Institutional
A
C
R

One Choice In Retirement Portfolio	Investor
Institutional
A
C
R

One Choice Portfolio: Very Conservative	Investor
R

One Choice Portfolio: Conservative	Investor
R

One Choice Portfolio: Moderate	Investor
R

One Choice Portfolio: Aggressive	Investor
R

One Choice Portfolio: Very Aggressive	Investor
R

One Choice 2020 Portfolio R6	R6

One Choice 2025 Portfolio R6	R6

One Choice 2030 Portfolio R6	R6

One Choice 2035 Portfolio R6	R6

One Choice 2040 Portfolio R6	R6

One Choice 2045 Portfolio R6	R6

Series Name	Class
One Choice 2050 Portfolio R6	R6

One Choice 2055 Portfolio R6	R6

One Choice 2060 Portfolio R6	R6

One Choice In Retirement Portfolio R6	R6

Each class of each such series shall consist, until further changed, of the lesser of (x) 4,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified less the total number of shares then issued and outstanding in all of such series.

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

IN WITNESS WHEREOF, AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 30th day of June, 2015.

ATTEST:		AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

/s/ Janet A. Nash		/s/ Charles A. Etherington
Name:	Janet A. Nash	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated:June 30, 2015	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President